BLINK CHARGING CO.
INDEPENDENT SALES REPRESENTATIVE
AGREEMENT

This Independent Sales Representative Agreement, (hereinafter referred to as this "Agreement"), is made and entered into this 29th day of March, 2018 ("Effective Date"), by and between Tauriga Biz Dev Corp. with a mailing address at 555 Madison Avenue, 5th Fl., NY, NY 10022 (hereafter referred to as "Representative") and Blink Charging Co. and/or its designated assigns, having an office address of 3284 West 29 Court, Hollywood, FL 33020-1320 (hereafter referred to as "Company").

WHEREAS, the Company, through its affiliates and subsidiaries, sells, installs, and maintains electric vehicle ("EV") charging stations ("EV Stations") designated for deployment in municipal or privately owned real property throughout the United States and abroad (the "Product").

WHEREAS, the Company desires to obtain the services of Representative, and Representative desires to provide services to the Company in accordance with the terms, conditions and covenants set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. **Appointment and Acceptance**. The Company hereby appoints Representative as one of the Company's authorized, non-exclusive independent sales representatives to sell, promote and solicit purchase orders from potential customers ("Potential Customers") for the Product ("Purchase Orders"), and Representative hereby accepts its appointment hereunder.

2. **Responsibilities of Representative**. Representative shall satisfy the following responsibilities at all times during the term of this Agreement:

   2.1. Representative shall report directly to the authorized person that the Company may appoint, from time to time, to manage its sales (sales manager, director, or VP). Representative's responsibilities shall include (i) the identification of new Potential Customers for the Product, (ii) the identification and evaluation of locations for possible installations, (iii) the determination of the number of EV Stations to be installed, (iv) assisting the Company in converting Potential Customers into actual customers through in the execution of sale and/or lease and/or service agreements ("Customer"), and (v) ongoing client service and business cultivation.

   2.2. During the term hereof, the Company, at its sole and absolute discretion, may approve Representative's request to cooperate with other representative(s) of the Company in a specific transaction. Such an approval shall be subject to the execution of a document listing the main terms of the cooperation by all participating representatives and the Company.

   2.3. Representative and its staff (if applicable) shall conduct themselves in a manner consistent with the high image, reputation and credibility of the Company and Company's Products, and shall engage in no activities which reflect adversely on the Company or the Products.

   2.4. In the event that Representative becomes aware of any actual or potential claim against the Company by any person or entity, Representative shall notify the Company immediately.

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2.5. Representative shall comply with all applicable federal, state and local laws and regulations in performing its responsibilities hereunder.

2.6. Representative shall collect and provide the Company with all relevant financial information concerning Purchase Orders and potential orders handled by Representative.

2.7. To the extent not otherwise required herein, Representative shall fully cooperate with the Company in order to assist the Company in maximizing the Company's success.

2.8. Representative's daily schedule and the time spent under this Agreement on a given day shall generally be subject to Representative's sole discretion, provided that Representative devote the necessary amount of time as is reasonably required to fulfill the spirit and purpose of this Agreement.

2.9. Representative agrees to indemnify and hold harmless the Company for any claims, suits, damages, actions, or other costs arising out of or relating to any of Representative's actions and/or omissions taken in connection with this Agreement.

2.10. Unless otherwise agreed by the Parties, Representative acknowledges the following Company's general practice and policy requirements:

2.10.1. market, advertise, promote, and solicit the sale of the Products to Potential Customers consistent with good business practice, in each case using its best efforts to maximize Product sales volume.

2.10.2. initiate and attend sales calls and meetings with Potential Customers.

2.10.3. develop and execute a "sales and marketing plan" sufficient to fulfill its obligations under this Agreement.

2.10.4. advertise in technical journals and in other publications or media, and participate in trade shows and exhibits, mutually agreed by the parties hereof.

2.10.5. observe all directions and instructions given to it by the Company in relation to the marketing, advertisement, and promotion of the Products.

2.10.6. market, advertise, promote and solicit the sale of the Products and conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill, and reputation of the Company.

2.10.7. promptly notify the Company of, and provide reasonable assistance to the Company to address and investigate, any complaint or adverse claim about any Product or its use of which Representative becomes aware.

2.10.8. promptly notify the Company of, and provide reasonable assistance to the Company to address and investigate, any circumstances indicating a Customer's inability or refusal to make payment under any purchase order of which Representative becomes aware.

2.10.9. provide, upon the Company's request, reasonable assistance to collect payment from Customers of amounts due under purchase orders.

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2.10.10. prominently display a sample line of the Products, printed marketing materials and sales aids, at each of its showrooms/retail locations or outlets/facilities.

3. **Relationship of the Parties**. Representative acknowledges that it is an independent entity or party separate and apart from the Company's business. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any Party hereof as the agent or employee of the other Party for any purpose whatsoever and neither Party shall have authority or power to bind the other Party or to contract in the name of, or create a liability against, the other Party in any way or for any purpose whatsoever. The Company shall not be responsible for withholding taxes with respect to the Representative's compensation (if any) hereunder or in the future. Representative shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. Representative shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Representative pursuant to this Agreement. Notwithstanding the provisions of this paragraph, in the event any such taxes or payments are ever assessed against the Company, Representative shall reimburse the Company promptly for all sums paid by the Company, including any interest or penalties and Company may setoff such obligations from any compensation owed hereunder to Representative.

4. **Scope and Limitations of Representative's Authority**.

4.1. Representative has authority to solicit orders only and has no authority to accept orders. All orders solicited by Representative shall be subject to acceptance or rejection by the Company, in whole or in part, at the Company's sole discretion.

4.2. Prices, credit terms, sales programs and other terms and conditions of sale governing transactions between the Company and its Customers shall be those adopted by the Company from time to time, at its sole discretion. Representative shall have no authority to modify any such prices, credit terms, sales programs or other terms or conditions of sale, to authorize any Customer to return the Products to the Company for credit, or to obligate or bind the Company in any other manner without the Company's express prior written consent. Representative shall make no false or misleading representations with respect to Representative's authority when dealing with Customers and/or Potential Customers.

4.3. Representative at no time shall engage in any unfair trade practices with respect to the Company or the Products, and shall make no false or misleading representations with respect to the Company or the Products. Representative may not communicate any information with respect to any guarantees, representations or warranties regarding the Products, except such as are expressly authorized by the Company or are set forth in the Company's current literature or other promotional materials.

4.4. Except as authorized by the Company, Representative shall have no authority to make collections from Customers. Notwithstanding the foregoing, upon the Company's request, Representative would assist the Company, in collections, and shall remit any collected funds to the Company immediately.

4.5. Representative shall not use the Company's trade names or trademarks or any names closely resembling same as part of Representative's corporate or business name, or in any manner that the Company in its sole discretion, may consider misleading or otherwise objectionable.

4.6. The Company shall have the right, in its sole discretion, to modify or discontinue selling any or all of the Products at any time, without incurring any liability to Representative.

4.7. The Company shall at all times have the right to communicate directly with any Potential Customer and/or Customer for any reason.

5. **Company's Discretion to Accept or Deny Purchase Orders.**

5.1. The Company reserve the right, in its sole discretion, to:

5.1.1. accept, or decline to accept, any Purchase Order for Products received from any party whether or not solicited by Representative;

5.1.2. cancel, terminate, or modify any Purchase Order previously accepted by the Company; or

5.1.3. negotiate any terms and conditions of the Purchase Order with Customer, including modifying the purchase price or payment terms.

5.2. Representative acknowledges that the Company's exercise of its discretion under this Section 5 may impact the Commission.

6. **Compensation**.

6.1. Commission Payment. Commencing on the Effective Date, and continuing for so long as the Company maintains a contractual relationship with a Customer concerning Purchase Orders procured by Representative, Representative shall be entitled to receive those cash commissions listed in Schedule A, a copy of which is attached hereto and made a part hereof ("Commission"). All sales Commissions shall be based on the unit price listed on the Purchase Order, exclusive of all applicable taxes and shipping costs. Representative may notify the Company of its desire to obtain the Commission pursuant to this Section 6 in the form of the Company's restricted Common Stock in lieu of a cash payment ("Stock Payment"). Stock Payment shall be made to Representative through the issuance of a stock certificate for a number of shares reflecting a total value equal to one and one-half (1½) times the equivalent cash amount that would have otherwise been payable to Representative under this Section. The value of the shares issued through this Stock Payment mechanism shall be determined by the price of the Company's stock in the stock market on the close of the day in which the relevant Purchase Order is paid in full by the relevant Customer. Notwithstanding the foregoing, in the event an incentive plan is in place at the time of issuance, all stock issued under the Stock Payment mechanism, shall be subject to the terms of the Company's then-current incentive plan standard form of stock award.

6.2. No payments shall be considered earned and due to Representative under any circumstances with respect to: (a) Sales to any existing and/or reserved Company accounts or to any other accounts from which Representative is not authorized by the Company to solicit orders; (b) Sales of parts or promotional items, sales of any products not covered by this Agreement; (c) Any orders submitted to the Company after any termination of this Agreement; (d) Any orders or portions thereof as to which the Company is obligated to pay the payments and/or bonus to any other Company sales representative; and (e) any orders solicited by Representative, which were approved by the Company but were never materialized for any reason whatsoever.

6.3. Upon written notice to Representative, the Company shall, in its sole discretion, have the right to change the payment structure to be paid hereunder; *provided, however*, that any changes would only be effective with respect to agreements/annuities/installations/sales agreed to by the Company subsequent to the date of notice and would have no effect on any payments due to

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Representative prior to notification of such change. Further, in the event there is material market change with respect to hardware pricing and/or services pricing, the parties agree to negotiate in good faith changes to the compensation structure contained herein.

6.4. Commissions otherwise payable to Representative shall be offset by any debts, debits, loans or other obligations issued against Representative's account ("Debit"). Debits shall be issued in accordance with the following provisions: (i) i In the event that Representative (or any other business entity in which Representative or any of its principals has any ownership or other financial interest) becomes indebted to the Company, regardless of the basis or nature of the indebtedness, the Company shall have the right to issue a Debit against Representative's account for the full amount of such indebtedness or any portion thereof; (ii) Debits shall be issued during the term of this Agreement and thereafter, until the completion of the final reconciliation; (iii) All Debits issued shall serve to reduce the subsequent payments until said Debits have been offset in their entirety against payments; (iv) If the Debits issued against Representative's account, at any time, exceed the payments then due to Representative, the Company may require, in lieu of offsetting said Debits against future payments, that Representative pay said excess amount to the Company. In such event, payment shall be made by Representative to the Company within thirty (30) days after receipt of the Company's written demand therefor.

6.5. Representative's Business Expenses. Representative shall bear the entire responsibility for any and all expenses incurred in connection with this Agreement (including, but not limited to telephone, entertainment and traveling expenses), and the Company shall not be obligated to pay any such expenses or to reimburse Representative therefore unless previously approved and agreed in writing by the Company.

7. **Non-Solicitation**.

7.1. As of the date hereof and continuing for a period of two (2) years following the termination of this Agreement, Representative, shall not: (i) solicit business, directly or indirectly, from any Customer (as defined below) on behalf of any, person or business entity that is in competition with the Company's business; (ii) refer business from any Customer to any person or business entity that is in competition with the Company's business, or (iii) receive payments from any Customer, based on the above mentioned business with, or referrals to, a person or business entity who is in competition with the Company's business. For purposes of this Section 7, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold, leased or otherwise provided goods, Products, or services, during Representative's engagement or within a six-month period subsequent to termination of any such engagement, who was approached by or who has approached an employee/agent of the Company for the purpose of soliciting business from the Company or the third party, as the case may be.

7.2. Non-Solicitation of Employees. From the date hereof and continuing for a period of two (2) years following the termination of this Agreement, Representative will not, for any reason whatsoever, directly or indirectly, in any capacity whatsoever, for himself/herself, or on behalf of or in conjunction with any competing business, solicit or induce, or in any manner attempt to solicit or induce, any person or persons employed by the Company to leave such employment. In addition, Representative will not in any way disrupt or in any way interfere with Company's relationships with its employees or officers.

7.3. Material Inducement. Representative expressly acknowledges that this non-solicitation provision is a material inducement for Company to enter into this Agreement and pay payments to Representative hereunder. As such, in the event of a breach by Representative of the provisions of this Section 7, in addition to any remedies available at law, Company may cease any and all

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payments under this Agreement as well as seek injunctive relief related to such breach without any necessity to post a bond in conjunction therewith.

8. **Non-Use/Non-Disclosure of Confidential Information**.

8.1. Confidential Information. "Confidential Information" includes, but is not limited to, trade secrets as defined by the common law and Chapter 688 of the Florida Statutes or any future applicable Florida statute, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, financial/financing contacts, investors, contractors, marketing agents, construction managers, specifications, information and data relating to the development, research, testing, costs, marketing and uses of the Company's business, the Company's budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Company's businesses, systems, methods of operation, client or Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's executives, former executives, clients and former clients. In addition, Confidential Information also includes Customers and the identity of and telephone numbers, e-mail addresses and other addresses of executives or agents of Customers who are the persons with whom the Company's executives and agents communicate in the ordinary course of business. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and affiliates.

8.2. Legitimate Business Interests. Representative recognizes that the Company has legitimate business interests to protect and as a consequence, Representative agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to: (i) trade secrets as defined by the Florida Uniform Trade Secrets Act and/or trade secrets as defined under any relevant Federal or other prevailing State law or regulations; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or clients; (iv) Customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

8.3. Confidentiality. From the date hereof and continuing for a period of two (2) years following the termination of this Agreement, the Confidential Information shall be held by Representative in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with Representative's engagement by the Company. Representative further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. Representative shall exercise all due diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media, or oral. Representative shall not copy any Confidential Information except to the extent necessary to Representative's engagement with the Company, nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to Representative's engagement with the Company, and then only with the authorization of an officer of the Company. All records, files, materials, and other Confidential Information obtained by Representative in the course of its engagement with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its Customers, as the case may be. Representative shall not, except in connection with and as required by its performance of its duties under this Agreement, for any reason: (i) use the Company's Confidential Information for its own benefit or the benefit of any person, or entity with which it may be associated; or (ii) disclose any such Confidential Information to any person, firm, corporation, association or other entity for any purpose

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whatsoever without the prior written consent of an executive officer of the Company. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of Representative, (ii) information set forth in the written records of Representative prior to disclosure to Representative by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by Representative in writing from a third party (excluding any affiliates of Representative) who did not acquire such confidential information or trade secret, directly or indirectly, from Representative or the Company.

9. **Non-Circumvention**.

9.1. Notwithstanding anything to the contrary in this Agreement, Representative agrees for itself and its affiliates and related parties that it will not engage in any transaction or disclose any Confidential Information that will interfere with, or deprive the Company of any business opportunities disclosed pursuant to this Agreement or its engagement by the Company. Further, Representative shall not in any manner solicit nor accept any business from sources or such sources' affiliates that are directly or indirectly introduced to Representative by the Company or as a result of its engagement by the Company at any time without the express written permission of the Company.

9.2. Representative expressly acknowledges and agrees that in the event of a breach by Representative of the provisions of Sections 8 through 9 of this Agreement, in addition to any remedies available at law, Company shall be entitled to injunctive relief related to such breach without any necessity to post a bond in conjunction therewith.

10. **Term and Termination**.

10.1. Following the first (1st) anniversary of the Effective Date, either Representative or the Company may terminate this Agreement at will and without Cause upon thirty (30) days advance written notice to the other Party.

10.2. If the Company terminates this Agreement for Cause (as defined below), no advance notice shall be required, and any and all Commission earned by Representative following the date of such termination shall be forfeited and Representative shall have no claim thereto (provided, however, any amounts earned by Representative prior to such termination for Cause shall be paid in accordance herewith). "Cause" for the purposes of this paragraph shall include, but not be limited to: (i) Representative's act of fraud, embezzlement, theft, or any material violation of law that occurs during or in the course of this Agreement with the Company; (ii) Representative's reckless damage to the Company's assets; (iii) Representatives disclosure of the Company's Confidential Information; (iv) Representative's engagement in any competitive activity; (v) Representative's conduct that is materially injurious to the Company, monetarily or otherwise; or (vi) Representative's breach of this Agreement.

10.3. The parties expressly agree, if this Agreement shall terminate for any reason other than for Cause, Representative shall remain entitled to receive the compensation described in Section 6 of this Agreement until such time as the relevant agreements put in place by Representative expire and/or are terminated in accordance with their terms.

10.4. Upon any expiration or termination of this Agreement, Representative shall cease holding itself out in any fashion as a representative for the Company, and shall return to the Company, all sales literature, price lists, customer lists and any other documents, materials or tangible items pertaining to the Company's business.

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11. Representative's Representations and Warranties.
Representative hereby represents and warrants to the Company that:

11.1. it is an entity duly organized, validly existing, and in good standing in its jurisdiction.

11.2. it is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

11.3. it has the full right, power and authority to enter into this Agreement, and to perform its obligations under this Agreement.

11.4. the execution of this Agreement by Representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of Representative.

11.5. when executed and delivered by Representative, this Agreement will constitute the legal, valid, and binding obligation of Representative, enforceable against Representative in accordance with its terms.

12. **Headings**. The headings in this Agreement are used for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

13. **Final Agreement; Assignment**. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral.

14. **Assignment**. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the Parties. Representative shall not assign it duties under this Agreement without the prior written consent of Company. Representative expressly acknowledges, consents to and approves that following the execution of this Agreement and upon notice to Representative, the Company may assign all of its rights, responsibilities and obligations under this Agreement to an affiliate or subsidiary.

15. **Notices**. Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent recognized overnight courier service to the address listed in the preamble to this Agreement.

16. **Severability**. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms and provisions, shall remain in full force and effect as if such invalid or unenforceable term hand never been included.

17. **Counterparts**. This Agreement may be executed in any number of counterparts (including facsimile or scanned versions), each of which shall be an original but all of which together will constitute one instrument, binding upon all Parties hereto, and notwithstanding that all of such Parties may not have executed the same counterpart.

18. **Governing Law, Jurisdiction, Venue and Waiver of Jury Trial**. All questions, issues and/or disputes with respect to the construction and/or enforcement of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Florida applicable to agreements made and to be performed entirely in the State of Florida. Any suit involving any dispute or matter arising under this Agreement may only be brought in State or Federal Court of Miami-Dade County which shall have jurisdiction over the subject matter of the dispute or matter.

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Representative and the Company irrevocably and unconditionally submit to the personal jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Representative and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against Representative or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of Representative or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

19. **Waiver of Jury Trial**. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20. **Payment of Costs and Legal Fees Upon Breach**. In the event of a breach by Representative of the terms of this Agreement, Representative shall be responsible to pay all costs, fees and expenses (including reasonable attorneys' fees) incurred in connection with the exercise or enforcement of any of the Company's rights, powers or remedies pursuant to this Agreement, (including in all trial, bankruptcy and appellate proceedings) regardless of whether or not suit is filed. In the event suit is filed, Representative shall be required to pay the Company's costs and legal fees for breach if the Company's claim and/or claims is/are upheld by an order of the Court prior or subsequent to trial or by stipulation or other settlement document whereby the Company prevails on any and/or all of its claims against Representative

21. **No Third-Party Benefit**. The provisions and covenants set forth in this Agreement are made solely for the benefit of the parties to this Agreement and, except for the right of an affiliate of the Company to enforce the terms of this Agreement, are not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any Party to this Agreement.

22. **No Waiver**. The waiver by any Party to this Agreement of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any Party.

23. **Attorneys' Fees**. In the event of any dispute hereunder, the prevailing Party shall be entitled to recover all costs and expenses incurred by it in connection with the enforcement of this Agreement, including all attorneys' fees on both trial and appellate levels.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first hereinabove written.

BLINK CHARGING CO.

By:____________________

Tauriga Sciences, Inc.
subsidiary: Tauriga Biz Dev Corp.

By: ____________________ 03/29/18

Chief Executive Officer
Tauriga Sciences, Inc
president of:
Tauriga Biz Dev Corp.

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